SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 6, 2008

                                   MBIA INC.
             (Exact name of registrant as specified in its charter)

          Connecticut                      1-9583               06-1185706
(State or other jurisdiction of   (Commission File Number     (IRS Employer
         incorporation)                                     Identification No.)

             113 King Street,
             Armonk, New York                                 10504
(Address of principal executive offices)                   (Zip Code)

              Registrant's telephone number, including area code:
                                  914-273-4545

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) (c) On November 6, 2008, the Board of Directors of MBIA Inc. (the "Company") appointed each of the following executive officers of the Company to the office set forth opposite his name, effective as of November 6, 2008:

C. Edward Chaplin          President, Chief Administrative Officer and Chief
                           Financial Officer
William C. Fallon          President and Chief Operating Officer
Clifford D. Corso          Executive Vice President and Chief Investment Officer
Mitchell I. Sonkin         Executive Vice President and Chief Portfolio Officer
Ram D. Wertheim            Executive Vice President, Chief Legal Officer and
                           Secretary

Prior to being named President, Chief Administrative Officer and Chief Financial Officer, C. Edward Chaplin (age 52) was Vice President and Chief Financial Officer of the Company. Prior to becoming an officer of the Company in June 2006, Mr. Chaplin had served as a director of the Company from December 2002 to May 2006 and as Senior Vice President and Treasurer of Prudential Financial Inc. since November 2000, responsible for Prudential's capital and liquidity management, corporate finance, and banking and cash management. Mr. Chaplin had been with Prudential since 1983. C. Edward Chaplin remains Vice Chairman and Chief Financial Officer of MBIA Corp.

Prior to being named President and Chief Operating Officer, William C. Fallon (age 48) was Vice President of the Company and head of the Global Structured Finance Division. From July 2005 to March 1, 2007, Mr. Fallon was Vice President of the Company and head of Corporate and Strategic Planning. Prior to joining the Company in 2005, Mr. Fallon was a partner at McKinsey & Company and co-leader of that firm's Corporate Finance and Strategy Practice.

Prior to being named Executive Vice President and Chief Investment Officer, Clifford D. Corso (age 47) was Vice President of the Company, the Company's Chief Investment Officer and the president of MBIA Asset Management. Mr. Corso retains the title of president of MBIA Asset Management. He joined the Company in 1994 and has served as Chief Investment Officer since 2000.

Prior to being named Executive Vice President and Chief Portfolio Officer, Mitchell I. Sonkin (age 56) was Vice President of the Company and head of the IPM Division. Prior to joining the Company in April 2004, Mr. Sonkin was senior partner and co-chair of the Financial Restructuring Group of the international law firm of King & Spalding.

Prior to being named Executive Vice President, Chief Legal Officer and Secretary, Ram D. Wertheim (age 54) was Vice President, General Counsel and Secretary of the Company. From February of 1998 until January, 2000, he served in various capacities in the Global Structured Finance Division. Mr. Wertheim was, until February of 1998, the General Counsel of CapMAC Holdings Inc.

The Board did not reappoint Thomas G. McLoughlin, Kevin D. Silva, Christopher E. Weeks and Ruth M. Whaley as executive officers of the Company in their capacities, respectively, of Vice President and head of the Global Public Finance Division, Vice President and Chief Administrative Officer, Vice President and head of the International Division and Vice President and Chief Risk Officer. They will retain officer positions with MBIA Insurance Corporation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MBIA INC.



                                        By: /s/ Ram D. Wertheim
                                            -------------------
                                            Ram D. Wertheim
                                            Chief Legal Counsel

Date: November 6, 2008